Exhibit 10.1

COMMERCIAL LEASE AGREEMENT

TRIPLE NET

THIS COMMERCIAL LEASE AGREEMENT (“Lease”) is made effective February 5, 2008 by and between PARADIGM HOLDINGS, LLC whose address is P.O. Box 2045, Bluffton SC 29910 (“Landlord”) and ATLANTIC COMMUNITY BANK whose address is 1 Sherington Drive, Suite J, Bluffton , SC 29910 (“Tenant”).

WHEREAS, Landlord is the owner of a parcel of real property with certain improvements known as Lot 11-A of Sheridan Park, Bluffton, SC (“Premises”/ “Building”); and

WHEREAS, Tenant wishes to lease a portion of Landlord’s improved real property under certain terms and conditions.

NOW, THEREFORE, in consideration of the sum of the rent to be paid by Tenant to Landlord, the covenants and agreements herein, and for other good and valuable consideration, the receipt and legal sufficiency of which both parties acknowledge, the Landlord and Tenant agree as follows:

1.                                       LEASED PREMISES.  In consideration of the rent described below and of the covenants hereinafter contained, Landlord does hereby lease to Tenant, and Tenant does hereby lease from Landlord, that certain office space comprising initially of 5,105square feet, and shall be expanded to 5,905 + upon the conclusion of the Tenant’s build out which shall include the addition of an automated drive-through as described herein (“Leased Premises”).  Said leased area shown on the floor plan attached hereto as Exhibit “A”.

2.                                       TERM

a.                                       Term.  The term of this Lease (“Initial Term”) shall commence on January 1, 2008 (“Commencement Date”) and shall terminate at 12:00 o’clock midnight, local time, on the last day of the calender month which completed fifteen (15) full years’ tenancy hereunder (the “Termination Date”).  The normal lease year shall run from January 1 to December 31  (“Lease Year”).

b.                                      Option To Extend Term.  At the conclusion of the Initial Term, so long as the Lease is not in default, Tenant shall have the option to renew this Lease for a period of five (5) years (“First Option Period”).  Subsequently, at the conclusion of the First Option Period, Tenant shall have the option of renewing this Lease for an additional five (5) years (“Second Option Period”), provided that the Lease is not in default. To exercise its renewal option, Tenant shall notify the Landlord in writing of its intent to exercise not less than one hundred twenty days (120) days before the expiration of the Initial Term, and if applicable, the first renewal term. All agreements, covenants, and provisions provided in this Lease shall control and apply to any renewal term.

3.                                       RENT

Rent.  Tenant hereby covenants and agrees to pay to Landlord as rent for the Leased Premises (all of which is collectively referred to as “Rent”) all of the following:

a.                                       Annual basic rent (“Basic Rent”) in the sum of One Hundred Fourteen Thousand Eight Hundred Sixty Two and 50/100 Dollars ($114,862.50), payable in twelve  (12) equal monthly installments of Nine Thousand Five Hundred Seventy One and 88/100 Dollars  ($9,571.88) in advance on the first day of Tenant’s possession on or around February 8, 2008 through December, 2008.  First month’s rent shall be pro-rated based upon date of possession; and

b.                                                                                From January 1, 2009 through August 31, 2023, Basic Rent shall be increased each year as described on the Schedule of Rents attached hereto as Exhibit “B”; and

c.                                                                                 If Tenant exercises its options to renew this Lease under terms described herein, Basic Rent Shall continue to increase as described on new Schedule of Rents to be released prior to the last year of the Tenant’s then current term, but in no event shall the renewal rent be increased by more than 3% per year; and

d.                                                                                In each instance under Subsections 3 (a) through (b), the Basic Rent shall be payable in equal monthly installments, each in advance, on the first day of each month of the applicable Lease Year.

e.                                                                                 Additional rent (“Additional Rent”) Tenant shall, for each Lease Year after January, 2008 for so much of the Lease Year as Tenant has occupied the Leased Premises, during the Lease Term, and any renewals hereof, pay as additional rent the Landlord’s operating/common costs payable with respect to the land and/or Building of which the Leased Premises are a part.  Landlord’s operating/common costs shall be defined to include the cost and expense of operating and maintaining the common facilities which are provided by the Landlord in a manner deemed by Landlord to be reasonable and appropriate for the best interest of the Tenant including, without limitation:

(i)            All costs and expenses of operating repairing, heating, cooling, lighting, cleaning,  policing trash removal and security;

(ii)           insurance, including liability insurance for personal injury, death and property damage, insurance against fire, extended coverage, theft, or other casualties, insurance against liability for defamation and claims of false arrests occurring in or about the common facilities areas, plate glass insurance for glass exclusively serving the common facilities and areas;

(iii)          regulation of traffic and any fees payable for security for the Building of which the Leased Premises is a part;

(iv)          all water and sewer user fees payable to the BJWSA, or its successors;

(v)           all taxes assessed or imposed at any time by an municipal, county or state government upon or against the Building and or the land of which the Leases Premises form a part;

(vi)          costs and expense of pest control service for all common areas and all leased premises in the Building or which the Leased Premises is a part;

g.                                                                                      Notice of Additional Rent.  Landlord will give a statement of estimated charges based upon Tenant’s square footage and payable by Tenant under this Section for the Lease Year in question, which estimated charges payable shall be payable in equal monthly installments in advance, subject to adjustment in accordance with the terms of this Section.  Whenever the correct amount of an item shown on any such statement shall be known, appropriate adjustment shall be made by Landlord’s increasing or decreasing Tenant’s subsequent payments, by giving Tenant a credit against subsequent rent, or a refund; if during any Lease Year or part thereof Landlord shall not have delivered to Tenant the statement mentioned herein, Tenant shall continue to pay the Landlord the sum as payable for the immediate preceding Lease Year until the statement of the then current Lease Year shall have been delivered at which time the monthly payments by Tenant shall be adjusted retroactively.  Landlord will maintain, or cause to be maintained, complete and accurate records of accounts in such manner and detail so as to provide a proper basis for analysis of the statements to be furnished by Landlord.  Tenant or its authorized representatives shall have the right to examine said accounts and records during regular business hours for the purpose of verifying the information set forth and any such statement provided that written request for such inspection is made by Tenant withing ten (10) days after receipt of such statement.

h.                                                                                      Method of Payment.  Basic Rent and all Additional Rent as provided for under this Lease shall be paid promptly when due, in cash or by check, in lawful money of the United States of America, without notice or demand and without deduction, diminution, abatement, counterclaim or set off of any amount or for any reason whatsoever, payable to Paradigm Holdings, LLC, and delivered to Landlord at its offices at the address as stated in Section 27 or to such other person and place as may be designated by notice in writing from Landlord to Tenant from time to time.  If Tenant shall present to Landlord more than twice during the Lease Term checks or drafts not honored by the institution upon which they are issued, then Landlord may require that future payments of Rent and other sums thereafter payable be made by certified or cashier’s check.

i.                                                                                          Charge for Late Payment.  Other remedies for non-payment of rent notwithstanding, any installment of Rent which is not paid within fifteen (15) days after the due date shall be subject, at Landlord’s option each month, to a late charge equal to five percent (5%) of the amount due, which shall be payable as Additional Rent.  Any installment of Basic Rent or Additional Rent not paid within five (5) days from the date due shall accrue interest at the rate of eighteen (18%) until paid in full, which interest shall be deemed Additional Rent.

j.                                                                                          Partial Payments.  No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installments of Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check for payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue any other remedy provided in this Lease.

k.                                                                                       Security Deposit.  Landlord has received the sum of Fifteen Thousand and No/100 Dollars($15,000.00) as a security deposit (“Security Deposit”).  The Security Deposit shall bear interest to Tenant at a rate of one and a half percent (1.5%) per year, and shall be considered as security for the payment and performance of the obligations, covenants, conditions and agreements contained herein.  The Security Deposit shall not constitute an advance payment of any amounts owed by Tenant under this Lease, or a measure of damages to which Landlord shall be entitled upon a breach of this Lease by Tenant or upon termination of this Lease.  Landlord may, without prejudice to any other remedy, use the Security Deposit to the extent necessary to remedy any default in the payment of Basic Rent or Additional Rent or to satisfy any other obligation of Tenant hereunder and Tenant shall promptly, on demand, restore the Security Deposit to its original amount.  If Landlord transfers its interest in the Leased Premises during the Term, Landlord may assign the Security Deposit to the transferee who shall become obligated to Tenant for its return pursuant to the terms of this Lease, and thereafter Landlord shall have no further liability for its return.

4.                                       USE OF LEASED PREMISES

a.                                      Permitted Uses.  Tenant covenants to use the Leased Premises currently for a bank and depository institution with all corollary and additional business activities that are customary in the banking industry.  Landlord’s prior written consent, which shall not be unreasonably withheld, must be acquired in the event Tenant shall desire to assign this Lease or sublet the premises for any other lawful reasonable use.  Tenant, at its own expense, shall comply with and promptly carry out and be responsible for all orders, impact fees, requirements or conditions imposed by the ordinances, laws and regulations of all of the governmental authorities having jurisdiction over the Leased Premises, which are occasioned by or required in the current conduct of Tenant’s business, and any lawful reasonable business uses within the Leased Premises and to obtain all licenses, permits, equipment and the like required to permit Tenant and/or conditional subtenants to occupy the Leased Premises.

b.             Prohibited Uses.  Tenant shall not permit the Leased Premises, or any part thereof, to be used for any disorderly, unlawful or hazardous purpose, nor as a source of annoyance or embarrassment to Landlord or other tenants.

5.                                       OPERATING EXPENSES

a.                                                                                       Operating Expenses as Additional Rent.  Tenant shall pay to Landlord, as Additional Rent, Tenant’s pro rata share of the amount of the Operating Expenses for the Premises.

b.                                                                                      Operating Expenses Defined.  The term “Operating Expenses” shall mean any and all expenses incurred by Landlord in connection with the utilities, taxes, flood, wind and hail, and liability insurance, and landscaping..

c.                                                                                       No Reduction in Rent.  Nothing contained in this Section 5 shall be construed at any time to reduce the Rent payable hereunder below the amount stipulated in Sections 3 and 4 of this Lease.

d.                                                                                      Proration of Adjustments for Partial Year.  If the Termination Date or sooner termination of this lease shall not coincide with the end of a calendar year, then in computing the amount payable under this Section 5 for the period between the commencement of the applicable calendar year in question and the Termination Date or sooner termination of this Lease, the amount that would have been due from the Tenant for the full year, if Tenant had been a tenant for the entire calendar year, shall be prorated over the portion of the calendar year that Tenant is a tenant in the Premises.

6.           REAL ESTATE TAXES

a.                                       Real Estate Taxes as Additional Rent.  Tenant shall pay to Landlord, as Additional Rent, Tenant’s pro rata share of the amount by which Real Estate Taxes for the Premises for or attributable to the then current Real Estate Tax Year.  Tenant shall pay each month, in advance, as Additional Rent, one-twelfth of Landlord’s estimate of Tenant’s annual obligation under this Section 6.  Such payments shall in no way limit Tenant’s annual obligation.  If the total of such monthly installments paid is less than Tenant’s total obligation, Tenant shall promptly pay the difference upon receipt of Landlord’s statement.  Any overpayment shall be credited to Tenant’s obligation for the next succeeding period.

b.                                      Real Estate Taxes Defined.  The term “Real Estate Taxes” means all taxes, rates and assessments, general or special, levied or imposed with respect to the land, and improvements constructed thereon (including all taxes, rates and assessments, general or special, levied or imposed for school, public betterment and/or general or local improvements.  The term “Base Real Estate Taxes” means the assessed value of said land, and improvements, multiplied by the then current rate, for the tax year during which this Lease commences.  The term “Real Estate Tax Year” means each successive twelve (12) month period following and corresponding to the period in respect of which the Base Real Estate Taxes are established, irrespective of the period or periods which may from time to time in the future be established by competent authority for the purposes of levying or imposing Real Estate Taxes.

c.                                       No Reduction in Rent.  Nothing contained in this Section 6 shall be construed at any time to reduce the Rent payable hereunder below the amount stipulated in Sections 3 and 5 of this Lease.

d.                                      Certain Increase Not Included.  It is understood and agreed that Tenant shall not be liable for any increase in the Real Estate Taxes which is occasioned solely by reason of Landlord’s failure to pay Real Estate Taxes when due.

e.                                       Cost of Pursuing Tax Reduction Part of Tax Escalation.  Reasonable expenses incurred by Landlord in obtaining or attempting to obtain a reduction of any Real Estate Property Taxes shall be added to and included in the amount of any such Real Estate Property Taxes.  Real Estate Property Taxes which are being contested by Landlord shall nevertheless be included for the purposes of the computation of the liability of Tenant under this Section 6 hereof, provided, however, that in the event that Tenant shall have paid any amount of Additional Rent pursuant to this Section 6 and Landlord shall thereafter receive a refund of any portion of any Real Estate Taxes on which such payment shall have been based, Landlord shall pay to Tenant the appropriate portion of such refund.  Landlord shall have no obligation to contest, object, or litigate the levying or imposition of any Real Estate or Personal Property Taxes and may settle, compromise, consent to, waive or otherwise determine in its discretion any Real Estate Taxes without consent or approval of Tenant.  If, however, Landlord does not contest such Real Estate Taxes, Tenant may do so at Tenant’s expense and Landlord will cooperate with Tenant in such effort.

f.                                         Proration of Adjustment for Partial Year.  If the Termination Date or sooner termination of this Lease shall not coincide with the end of a Real Estate Tax Year, then in computing the amount payable under this Section 6 for the period between the commencement of the applicable Real Estate Tax Year in question and the Termination Date or sooner termination of this Lease, the amount that would have been due from the Tenant for the full year, if Tenant had been a tenant for the entire Real Estate Tax Year, shall be prorated over the portion of the Real Estate Tax Year that Tenant is a tenant in the Premises.  Tenant’s obligation to pay increased Real Estate Taxes under this Section 7 for the final period of the Lease (as well as for any earlier period not paid as of the expiration or sooner termination of the Lease) shall survive the expiration or sooner termination of this Lease.

7.           REPAIRS AND MAINTENANCE

f.                                                                                         Landlord’s Responsibility to Maintain and Repair.  Subject to the provisions hereinafter contained with regard to damage by fire or other casualty and this Section 7, Landlord agrees to maintain the structural portions, and the roof, of the Leased Premises in good order and repair during the Lease Term, unless damage thereto shall have been caused by the act or neglect of Tenant, its agents, employees, contractors or invitees, in which case, the same shall be repaired by and at the expense of Tenant.  In the event of Tenant’s negligence, as defined herein, and Tenant fails to make such repairs promptly, Landlord, at its option, may make such repairs and Tenant shall pay Landlord on demand Landlord’s actual costs in making such repairs plus a fee of ten percent (10%) to cover Landlord’s overhead.

g.                                                                                      Tenant’s Responsibility to Maintain and Repair.  Tenant shall maintain the non-structural portions of the interior of the Leased Premises including but not limited to, all ceilings, floors, walls and attached fixtures.  Tenant shall also be responsible for the HVAC systems, including serving, as well as all electrical, plumbing and other utility infrastructure within the Leased Premises in good repair and condition.

8.                                       LANDLORD’S UTILITY ACCESS - Landlord’s Right to Access Service Lines.  Landlord reserves the right to erect, use, connect to, maintain and repair pipes, ducts, conduits, cables, plumbing, vents and wires in, to and through the Leased Premises as and to the extent that Landlord deems necessary or appropriate for the proper operation and maintenance of the Building and the right at all times to transmit water, hear, air-conditioning and electric current through such pipes, ducts, conduits, cables, plumbing, vents and wires.

9.                                       TENANT’S AGREEMENT

f.                                         Covenants of Tenant.  Tenant covenants and agrees:

(i)            not to place a load on any floor exceeding the floor load which such floor was designed to carry in accordance with the plans and specifications of the Premises, and not to install, operate or maintain in the Leased Premises any safe or heavy item of equipment except in such manner and in such location as Landlord shall prescribe so as to achieve the proper distribution of weight;

(ii)           upon the successful completion of Tenant improvements , not to strip, overload, damage or deface the Leased Premises, hallways, stairways, elevators, parking facilities or other public areas of the Premises, or the fixtures therein or used therewith, nor to permit any hole to be made in any of the same;

(iii)          not to suffer or permit any trade or occupation to be carried on or use made of the Leased Premises which shall be unlawful, noisy, offensive, or injurious to any person or property, or such as to increase the danger of fire or affect or make void or voidable any insurance on the Premises, or which may render any increased or extra premium payable for such insurance, or which shall be contrary to any law or ordinance, rule or regulation from time to time established by any public authority;

(iv)                              to park vehicles only located on Lot 11-A.

(v)                                 to conform to all rules and regulations from time to time established by the appropriate insurance rating organization and to all reasonable rules and regulations from time to time established by the Landlord, including those attached as Exhibit “B” hereto;

(vi)                              to be responsible for the cost of removal of Tenant’s bulk trash at time of move-in, during occupancy and move-out;

(vii)                           not to conduct nor permit in the Leased Premises either the generation, treatment, storage or disposal of any hazardous substances and materials or toxic substances of any kind as described in any federal, state or local laws, ordinances or regulations regarding environmental or hazardous wastes, and Tenant shall prohibit its assignees, sublessees, employees, agents and contractors (collectively: “Permitees”) from doing so; and Tenant shall indemnify, defend and hold Landlord and its agents harmless from all loss; costs, foreseeable and unforeseeable, direct or consequential; damages; liability; fines; prosecutions; judgments; litigation; and expenses, including but not limited to, clean-up cost, court costs and reasonable attorneys’ fees arising out of any violation of the provisions of this Section by Tenant or its Permitees.

10.                                 ALTERATIONS

a.                                       Tenant Build Out. Tenant shall be responsible for the renovations and construction to the Premises which shall include, but not be limited to, the addition of drive through teller lanes, addition of square footage, and the overall conversion to be in compliance for a depository institution under local, state, and federal regulations.  Said build out improvements are further described on Exhibit “A” attached hereto.

b.                                      Signs.  Tenant shall have the right to place a sign on a monument or the Building, whichever the Tenant prefers, so long as the Tenant obtains a permit for the sign from the Town of Bluffton.

c.                                       Once Tenant’s build out has been approved by Landlord and completed,  Tenant shall not paint the Leased Premises or make any alterations, additions, or other improvement in or to the Leased Premises or install any equipment of any kind that shall require any alterations or additions or affect the use of the Building’s water system, heating system, plumbing system, air-conditioning system, electrical system or other mechanical system, or install any telephone antennae on the roof, in the windows, or upon the exterior of the Building without the prior written consent of Landlord.  If any such alterations or additions are made by Tenant without Landlord’s consent, Landlord may correct or remove them and Tenant shall be liable for any and all costs and expenses incurred by Landlord in the connection or removal of such work.  All plans and specifications for any such work shall be prepared by Tenant at Tenant’s expense and shall thereafter be submitted to Landlord for its review.  As a further condition of Landlord’s consent to the use of Tenant’s contractor, Tenant or Tenant’s contractor must evidence insurance coverage to include (a) Worker’s Compensation Coverage and (b) Comprehensive General Liability and Property Damage insurance in the amount of not less than ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) in the aggregate.  All work with respect to such alterations and additions shall be done in a good and workmanlike manner and diligently prosecuted to completion to the end that Leased Premises shall at all times be a complete unit except during the period necessarily required for such work.  Tenant shall not permit a mechanic’s lien(s) to be placed upon the Leased Premises, or the Building as a result of any alterations or improvements made by it and agrees, if any such lien be filed on account of the act of Tenant, promptly to pay the same.  If Tenant fails to discharge such lien within thirty (30) days of its filing, then, in addition to any other right or remedy of Landlord, Landlord may, at its election, discharge the lien.  Tenant shall pay on demand any amount paid by Landlord for the discharge or satisfaction of any such lien, and all attorneys’

fees and other costs and expenses of Landlord incurred in defending any such action or in obtaining the discharge of such action or in obtaining the discharge of such lien, together with all necessary disbursements in connection therewith.  Tenant hereby expressly recognizes that in no event shall it be deemed the agent of Landlord and no contractor of Tenant shall by virtue of its contract be entitled to assert any lien against the Leased Premises or Building.  All alterations or additions shall become a part of the realty and surrendered to Landlord upon the expiration or termination of this Lease, unless Landlord shall at the time of its approval of such work require removal or restoration on the part of Tenant as a condition of such approval.

11.                                 HOLD HARMLESS

a.                                                                                       Limitations of Landlord’s Liability.  Unless caused by an act or omission, or the negligence of the Landlord, Landlord shall not be liable for any damage to, or loss of, property in the Leased Premises belonging to Tenant, its employees, agents, visitors, licensees or other persons in or about the Leased Premises, or for damage or loss suffered by the business of Tenant, from any cause whatsoever, including, without limiting the generality thereof, such damage or loss resulting from fire, steam, smoke, electricity, gas, water, rain, ice or snow, which may leak or flow from or into any part of the Leased Premises, or from the breakage, leakage, obstruction or other defects of the pipes, wires, appliances, plumbing, air-conditioning or lighting fixtures of the same, whether the said damage or injury results from conditions arising upon the Leased Premises or upon other portions of the Building of which the Leased Premises are a part, or from other sources.  Landlord shall not be liable in any manner to Tenant, its agents, employees, invitees or visitors for any injury or damage to Tenant, Tenant’s agents, employees, invitees or visitors, or their property, caused by the criminal or intentional misconduct, or by any act or neglect of third parties or of Tenant, Tenant’s agents, employees, invitees or visitors, or of any other tenant of the Premises.  In no event shall Landlord be liable to Tenant for any consequential damages sustained by Tenant arising out of the loss or damage to any property of Tenant other than the gross negligence of Landlord.

b.                                                                                      Tenant’s Indemnification of Landlord.  Tenant covenants and agrees to save Landlord and Landlord’s agents harmless and indemnified, and to defend Landlord and Landlord’s agents from all loss, damage, liability or expense of any kind, including without limitation attorneys’ fees and court costs incurred, suffered or claimed by any person whomsoever, or for any damage or injury to any persons or property from any cause whatsoever, by reason of the use or occupancy by Tenant, its agents, employees, invitees or visitors of the Leased Premises, or of the Building unless caused by an act or omission or the negligence of Landlord.

c.                                                                                       The provisions of this Section 11 shall survive the expiration or sooner termination of the Lease Term.

12.                 LIEN ON TENANT’S PROPERTY.  To protect Landlord in the event Tenant defaults hereunder, Tenant hereby grants to Landlord a continuing security interest for all Rent and other sums of money becoming due hereunder from Tenant, and upon all goods, wares, chattels, fixtures, furniture and other personal property of Tenant which are or may be located on the Leased Premises without Landlord’s consent so long as any Rent or other such sum from time to time owned to Landlord hereunder remains unpaid.  Tenant shall, on its receipt of a written request therefor from Landlord, execute such financing statements, continuation statements and other instruments and other instruments as are necessary or desirable, in Landlord’s judgment, to perfect such security interest.

13.                                 INSURANCE

a.                                                                                       Public Liability Insurance.  Tenant shall, at its cost and expense, obtain and maintain at all times during the Lease Term, for the protection of Landlord and Tenant, Public Liability Insurance (Comprehensive General Liability or Commercial General Liability) including Contractual Liability Insurance, with a personal injury limit of not less than One Million Dollars ($1,000,000.00) for injury or death to any one person and not less than Two Million Dollars

($2,000,000.00) for injury and/or death to any number of persons for each occurrence and not less than Five Hundred Thousand Dollars ($500,000.00) property damage coverage, insuring against all liability of Tenant and its representative arising out of and in connection with Tenant’s use or occupancy of the Leased Premises.  Landlord and Landlord’s agent shall be name as additional insurers.

b.                                                                                      Fire and Extended Coverage Insurance.  Tenant shall, at its cost and expense, obtain and maintain at all times during the Lease Term, fire and extended coverage insurance on the Leased Premises and its contents, including any leasehold improvements made by Tenant, with a company selected by Landlord and in an amount sufficient so that no co-insurance penalty shall be invoked in case of loss.

c.                                                                                       Periodic Increases of Coverage Limits.  Tenant shall increase its insurance coverage, as required, but not more frequently than each calendar year if, in the opinion of Landlord or any mortgagee of Landlord, the amount of public liability and/or property damage insurance coverage at that time is not adequate.

d.                                                                                      Insurance Company Standards and Prior Notice of Change in Coverage.  All insurance required under this Lease shall be issued by insurance companies licensed to do business in the jurisdiction where the Building is located.  Such companies shall have a policy holder rating of at least “A-” and be assigned a financial size category of at least “Class X” as rated in the most recent edition of “Best’s Key Rating Guide” for insurance companies.  Each policy shall contain an endorsement requiring thirty  (30) days written notice from the insurance company to Landlord before cancellation or any change in the coverage, scope or amount of any policy.  Each policy, or a certificate showing it is in effect, together with evidence of payment of premiums, shall be deposited with Landlord on or before the Commencement Date, and renewal certificates or copies of renewal policies shall be delivered to Landlord at least thirty (30) days prior to the expiration of any policy.

14.                                 ASSIGNMENT & SUBLETTING.  Tenant shall not assign, transfer, mortgage or encumber this Lease or sublet the Leased Premises without obtaining the prior written consent of Landlord, nor shall any assignment or transfer of this Lease be effectuated by operation of law without the prior written consent of Landlord, which consents described herein shall not be unreasonably withheld.  Exception: Without prior written consent, Landlord will agree to permit the Tenant to assign its rights and obligations under this Lease to an entity purchasing Tenant, or to a succeeding Tenant via a merger, provided the Tenant satisfy the following conditions: (1) No Default shall exist; (2) The Tenant is selling to an unrelated third party in a bona fide arm’s length transaction; (3)  Successor tenant shall have net assets greater than (>) $50,000,000.00; (4) Tenant shall have paid all costs and expenses in connection with any such assignment, including Landlord’s reasonable attorney’s fees and expenses.  In the event that Tenant desires to assign this Lease, sublet the Leased Premises, or permit occupancy or use of the Leased Premises or any part thereof by another party or parties, Tenant shall provide Landlord with thirty  (30) days advance written notice of Tenant’s bona fide proposed assignment or subletting of all or any part of the Leased Premises.  Landlord shall have the right, at its option during said thirty  (30) day period, to (a) release Tenant from this Lease, (b) sublet all or any part of the Leased Premises from Tenant at the same rental Tenant is paying Landlord, with the right to further sublease or, (c) refuse to consent to Tenant’s assignment or subletting and to continue this Lease in full force and effect as to the entire Leased Premises.  The consent by Landlord to any assignment, transfer, or subletting shall not be construed as a waiver or release of Tenant from any covenant or obligation under this Lease, nor shall the collection or acceptance of Rent from any such assignee, transferee, subtenant or occupant constitute a waiver or release of Tenant from any covenant or obligation contained in this Lease, nor shall such assignment or subletting be construed to relieve Tenant from giving Landlord said thirty (30) days notice, nor from obtaining the consent in writing of Landlord to any further assignment or subletting (which consent may be withheld in the sole and absolute discretion of Landlord).  In the event that Tenant defaults hereunder, Tenant hereby assigns to Landlord any and all rent due from any subtenant of Tenant and hereby authorizes each such subtenant to pay said rent directly to Landlord.  Without limiting the generality of the foregoing, if Landlord consents to an assignment or sublease pursuant to this Section 15, Landlord may condition its consent upon the entry by such transferee into an agreement (in form and substances satisfactory to Landlord) with Landlord, by which such transferee assumes all of Tenant’s obligations hereunder.

15.                                 LANDLORD’S RIGHT OF ACCESS

a.                                                                                       Landlord’s General Right of Access.  Landlord may, at any time during Tenant’s occupancy, during reasonable business hours, enter either to view the Leased Premises or to show the same to others, or to facilitate repairs to the Building, or to introduce, replace, repair, alter or make new or change existing connections from any fixtures, pipes, wires, ducts, conduits or other construction therein, or remove, without being held responsible therefor, placards, signs, lettering, window or door coverings and the like not expressly consented to by Landlord.

b.                                                                                      Landlord’s Right to Show Leased Premises.  Landlord may, during the last ninety  (90) days of the Lease Term, enter the Leased Premises free form hindrance or control of Tenant to show the Leased Premises to prospective tenants at times which shall not unreasonably interfere with Tenant’s business.  If Tenant shall vacate the Leased Premises during the last month of the Lease Term, Landlord shall have the unrestricted right to enter the same after Tenant’s moving to commence preparation for the succeeding tenant or for any other purpose whatsoever, without affecting Tenant’s obligation to pay Rent for the full Lease Term.

16.                                 FIRE CLAUSE

a.                                                                                       General Rights and Obligations in Case of Fire.  In the event the Leased Premises or any part thereof, the hallways, stairways or other approaches thereto, becomes damaged or destroyed by fire or other casualty from any cause so as to render said Leased Premises and/or approaches unfit for use and occupancy, a just and proportionate part of the Rent according to the nature and extent of the damage or injury to said Leased Premises and/or approaches, shall be suspended or abated until said Leased Premises and/or approaches have been put in as good condition for use and occupancy as at the time immediately prior to such damage or destruction.  Landlord shall proceed, at its expense and as expeditiously as may be practicable, to repair the damage, unless, because of the substantial extent of the damage or destruction, Landlord should decide not to repair or restore the Leased Premises or the Building, in which event and at Landlord’s sole option, Landlord may terminate this Lease forthwith by giving Tenant a written notice of its intention to terminate within ninety (90) days after the date of the fire or other casualty.  Landlord shall not be obligated to repair, restore or replace any fixture, improvement, alteration, furniture or other property owned, installed or made by Tenant, all of which shall be repaired, restored or replaced by Tenant.

b.                                                                                      Notice of Damage to Leased Premises.  Tenant shall immediately notify Landlord of any damage to the Leased Premises caused by fire or any other casualty.

c.                                                                                       Landlord Not Liable for Business Interruption.  No damages, compensation, or claim shall be payable by Landlord for inconvenience, loss of business, or annoyance arising from any repair or restoration of any portion of the Leased Premises or any portion thereof.  Subject to the provisions of Section 7, Landlord shall diligently proceed to have such repairs made promptly.

17.                                 CONDEMNATION

a.                                                                                       Lease Terminated by Substantial Condemnation.  This Lease shall be terminated and the Rent shall be abated to the date of such termination in either of the following events: (a) condemnation of the Leased Premises, the Building or any part thereof by any competent authority under right of eminent domain for any public or quasi-public use or purpose; or (b) condemnation by competent authority under right of eminent domain for any public or quasi-public use or purpose; (c) condemnation by competent authority under right of eminent domain for any public or quasi-public use or purpose of the entire Premises.  In case of any taking or condemnation, whether or not the

Lease Term shall cease and terminate, the entire award shall be apportioned between the Landlord and Tenant as is equitable based upon the improvements completed by the Tenant, subject to depreciation under generally accepted accounting principles.

b.                                                                                      Temporary or Partial Condemnation.  In the event of a temporary taking or condemnation of all or any part of the Leased Premises for any public or quasi-public use or purpose, this Lease shall be unaffected and Tenant shall continue to pay a proportionately abated Basic Rent and all Additional Rent payable in for any such period.  In the event of any such temporary taking, notwithstanding the provisions of Section 17(a), Tenant shall be entitled to claim, prove and receive the portion of the award for such taking that represents compensation for use or occupancy of the Leased Premises during the Lease Term, and Landlord shall be entitled to appear, claim, prove and receive the portions of the award that represent the cost of restoration of the Leased Premises and the use or occupancy of the Leased Premises after the end of the Lease Term.

18.                                 DEFAULTS AND REMEDIES

h.                                      Events of Tenant Default. It is hereby mutually agreed that:  (a) if Tenant shall fail (i) to pay Rent or other sums which Tenant is obligated to pay by any provision of this Lease, when and as it is due and payable hereunder and without demand therefor, or (ii) to keep and perform each and every covenant, condition and agreement herein contained on the part of Tenant to be kept and performed; or (b) if Tenant shall abandon or evidence any intention to abandon all or any portion of the Leased Premises; or (c) if the estate hereby created shall be taken by execution or other process of law; or (d) if Tenant shall (i) generally to pay Tenant’s debts as such debts become due, (ii) become insolvent, (iii) make an assignment for the benefit of creditors, (iv) file, be the entity subject to, or acquiesce in a petition in any court (whether or not filed by or against Tenant pursuant to any statute of the United States or any state and whether or not for a trustee, custodian, receiver, agent, or other officer for Tenant or for all or any portion of Tenant’s property) in any proceeding whether bankruptcy, reorganization, composition, extension, arrangement, insolvency proceedings, or otherwise; then, upon the occurrence of an Event of Default by Tenant as herein defined, Landlord shall have the right following written notice of default by Landlord to Tenant and a right to cure within thirty (30) days after receipt of the notice, and in each and every case, from thenceforth and at all times thereafter, at the sole option of Landlord, Landlord may :

(i)                     Terminate this Lease, in which event Tenant shall immediately surrender the Leased Premises to Landlord.  If Tenant fails to do so, Landlord may without notice and without prejudice to any other remedy Landlord may have, enter upon and take possession of the Leased Premises and expel or remove Tenant and its effects without being liable to prosecution or any claim for damages therefor; and Tenant shall indemnify Landlord for all loss and damage which Landlord may suffer by reason of such termination whether through the inability to relet the Leased Premises or otherwise including any loss of Rent for the remainder of the Lease Term.

(ii)                  Terminate this Lease, in which event Tenant’s default should be considered a total breach of Tenant’s obligation under this Lease and Tenant immediately shall become liable for such damages for such breach, in an amount equal to the total of (1) costs of recovering the Leased Premises; (2) the unpaid Rent earned as of the date of termination, plus interest thereon at a rate per annum from the due date equal to twelve percent (12%) per year, provided, however, that such interest shall never exceed the highest lawful rate; and (3) all other sums of money and damage owing by Tenant to Landlord.  Tenant’s right of possession shall cease and terminate and Landlord shall be entitled to the possession of the Leased Premises and shall remove all persons and property therefrom and reenter the same without further demand of Rent or demand of possession of the Leased Premises, either with or without process of law and without becoming liable to prosecution therefor, any notice to quit or intention to reenter being hereby expressly waived by Tenant.

(iii) Pursue any other remedy available to Landlord on account of such default under applicable law or in equity.

b.                                      Liability of Tenant.  In the event of any reentry or retaking of the Leased Premises by Landlord and/or any termination of this Lease by Landlord, Tenant shall nevertheless remain in all events liable and answerable for the Rent to the date for such retaking, reentry or termination and Tenant shall also be and remain answerable in damages for the deficiency or loss of Rent as well as all related expenses which Landlord may thereby sustain in respect to the balance of the Lease Term, and, in such case, Landlord reserves full power, which is hereby acceded to by Tenant, to let said Leased Premises for the benefit of Tenant, in liquidation and discharge, in whole or in part, as the case may be, of the liability of Tenant under the terms and provisions of this Lease, and such damages and related expenses, at the option of Landlord, may be recovered by it at the time of the retaking and reentry, or in separate actions, from time to time, as Tenant’s obligation to pay Rent would have accrued if the Lease Term had continued, or from time to time as said damage and related expenses shall have been made more easily ascertainable by reletting of the Leased Premises.

c.                                       Interpretation of Agreement Under Bankruptcy Laws.  The provisions of this Section 18 are subject to the Bankruptcy Laws of the United States of America and the State of South Carolina which may, in certain cases, limit the rights of Landlord to enforce some of the provisions of this Section in proceedings thereunder.  To the extent that limitations exist by virtue thereof, the remaining provisions hereof shall not be affected thereby but shall remain in full force and effect.  The provisions of this Section 19 shall be interpreted in a manner which results in a termination of this Lease in each and every instance, and to the fullest extent and at the earliest moment that such termination is permitted under the federal and state bankruptcy laws, it being of prime importance to Landlord to deal only with tenants who have, and continue to have, a strong degree of financial strength and financial stability.

d.                                      Application of Rents After Reletting.  All rents received by Landlord in any reletting after Tenant’s default shall be applied, first to the payment of such expenses as Landlord may have incurred in recovering possession of the Leased Premises and in reletting the same (including brokerage fees), second to the payment of any costs and expenses incurred by Landlord, either for making the necessary repairs (including fitting up the space for such reletting) to the Leased Premises or in curing any default on the part of Tenant of any covenant or condition herein, made binding upon Tenant.  Any remaining rent shall then be applied toward the payment of Rent due from Tenant, together with interest and penalties as defined in Section 3.4, and Tenant expressly agrees to pay any deficiency then remaining.  Landlord shall in no event be liable in any way whatsoever (nor shall Tenant be entitled to any set off) for Landlord’s failure to relet the Leased Premises, and Landlord, at its option, may refrain from terminating Tenant’s right of possession, and in such case may enforce against Tenant the provisions of this Lease for the full Lease Term.

e.                                       Enforcement Costs.  In the event Tenant defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and Landlord places in the hands of an attorney or collection agency the enforcement of all or any part of this Lease, the collection of any Rent due or to become due or including reasonable attorneys’ fees, whether suit is actually filed or not.

19.                 TENANT’S REMEDIES UPON AN EVENT OF DEFAULT.  Upon the occurrence of an Event of Default by Landlord, Tenant shall have the right to (a) terminate this Lease following written notice of default by Tenant to Landlord and a right to cure within thirty (30) days after receipt of the notice.  If the Event of Default cannot be cured within thirty (30) days, but is pursued in good faith within a reasonable time, this Lease shall not be terminated due to the Event of Default.  Upon termination of this Lease following an Event of Default by Landlord, Tenant shall be entitled to pursue all remedies under South

Carolina Law, specifically including but not limited to all incidental and consequential damages resulting from Landlord’s default.

20.         LEASE SUBORDINATE TO MORTGAGES.  This Lease shall be subject and subordinate at all times to the lien of any mortgage or other encumbrances(s) which may now or which may at any time hereafter be made upon the Premises of which the Leased Premises is a part or any portion thereof, or upon Landlord’s interest therein.  This clause shall be self operative, and no further instrument of subordination shall be required to effect the subordination of this Lease.  Nonetheless, in confirmation of such subordination, Tenant shall execute and deliver such further instrument(s) subordinating this Lease to the lien of any such mortgage thereby, within thirty (30) days of receipt of such request.  If the interests of Landlord under this Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of any mortgage on the Leased Premises or Building, Tenant shall be bound to the transferee, under the terms, covenants and conditions of this Lease for the remaining Term, including any extensions or renewals, with the same force and effect as if the transferee were Landlord under this Lease, and, if requested by such transferee, Tenant agrees to attorn to the transferee as its landlord.  The holder of any mortgage encumbering the Premises shall have the right, unilaterally, at any time to subordinate fully or partially its mortgage or other security instrument to this Lease on such terms and subject to such conditions as such holder may consider appropriate in its discretion.  Upon request Tenant shall execute and deliver an instrument confirming any such full or partial subordination.

21.         SURRENDER OF POSSESSION. Upon the expiration or earlier termination of the Lease Term, Tenant shall surrender the Leased Premises and all keys, gate cards, parking passes, security cards, and locks connected therewith to Landlord in good order and repair (ordinary wear and tear excepted).  Subject to the provisions of Section 10, any and all improvements, repairs, alterations and all other property attached to, used in connection with or otherwise installed upon the Leased Premises (i), shall, immediately upon the completion of the installation thereof, be an become Landlord’s property without payment therefor by Landlord, and (ii) shall be surrendered to Landlord upon the expiration or earlier termination of the Lease Term, except that any machinery, equipment or fixtures installed by Tenant and used in the conduct of the Tenant’s trade or business (rather than to service the Leased Premises or any of the remainder of the Building or Premises generally) and all other personalty of Tenant shall remain Tenant’s property and shall be removed by Tenant upon the expiration or earlier termination of the Lease Term, and Tenant shall promptly thereafter fully restore any part of the Leased Premises or the Building damaged by such installation or removal thereof.

22.         TENANT HOLDING OVER.  If Tenant or any person claiming through Tenant shall not immediately surrender possession of the Leased Premises at the expiration or earlier termination of the Lease Term, the tenancy shall become month to month and the Landlord shall be entitled to recover compensation for such use and occupancy at twenty five percent (25%) of the Basic Rent and Additional Rent payable hereunder just prior to the expiration or earlier termination of the Lease Term.  Landlord shall also continue to be entitled to retake or recover possession of the Leased Premises as herein before provided in case of default on the part of Tenant, and Tenant shall be liable to Landlord for any loss or damage it may sustain by reason of Tenant’s failure to surrender possession of the Leased Premises immediately upon the expiration or earlier termination of the Lease Term.  Tenant hereby agrees that all the obligation of Tenant and all rights of Landlord applicable during the Lease Term shall be equally applicable during such period of subsequent occupancy.

23.                                 ESTOPPEL CERTIFICATES. Tenant shall, without charge therefor, at any time and from time to time, within fifteen  (15) business days after request by Landlord, execute, acknowledge and deliver to Landlord a written estoppel certificate certifying to Landlord, any mortgagee, assignee of a mortgagee, or any purchaser of the Premises, or any other person designated by Landlord, as of the date of such estoppel certificate:  (a) that Tenant is in possession of the Leased Premises: (b) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and setting forth such modification); (c) whether or not there are then existing any setoffs or defenses against the enforcement of any right or remedy of Landlord, or any duty or obligation of Tenant hereunder (and, if so, specifying the same in detail); (d) the amount of the Basic Rent and the dates through which Basic Rent and Additional Rent have been paid; (e) that Tenant has no knowledge of any then uncured defaults on the part of Landlord under this Lease (or if Tenant has knowledge of any such uncured defaults, specifying the same in detail); (f) that Tenant has no knowledge of any even having occurred that authorizes the termination of this Lease by Tenant (or if Tenant has such knowledge, specifying the same in detail); (g) the amount of any Security Deposit held by Landlord; and (h) such reasonable other information requested by Landlord, such mortgagee, assignee of such mortgagee, such purchaser or such other person.  Failure to deliver the certificate upon request by Landlord shall be conclusive upon Tenant for the benefit of Landlord and any successor to Landlord that this Lease is in full force and effect and has not been modified except as may be represented by the party requesting the certificate.

24.                                 MISCELLANEOUS

c.                                       Interpretation of “Tenant”.  The term “Tenant” shall include legal representatives, successors and permitted assigns.  All covenants herein made binding upon Tenant shall be construed to be equally applicable to and binding upon its agents, employees and others claiming the right to be in or on the Leased Premises or in the Building through or under Tenant.

d.                                      Interpretation Generally.  If more than one individual, firm, or corporation shall join as Tenant, singular context shall be construed to be plural wherever necessary and the covenants of Tenant shall be the joint and several obligations of each party signing as Tenant and when the parties signing as Tenant are partners, shall be the obligation of the firm and of the individual members thereof.

e.                                       Gender and Number.  Feminine or neuter pronouns shall be substituted for those of the masculine form and the plural shall be substituted for the singular, wherever the context shall require.  It is also agreed that no specific words, phrases or clauses herein used shall be taken or construed to control, limit or cut down the scope or meaning of any general word, phrases or clauses used in connection therewith.

f.                                         No Waiver.  No waiver or breach of any covenant, condition or agreement herein contained shall operate as a waiver of the covenant, condition or agreement itself, or of any subsequent breach thereof.

g.                                      Nonrecourse Against Landlord.  Notwithstanding anything to the contrary contained in this Lease, Tenant shall look only to Landlord’s ownership in the Premises for satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of the partners or principals of Landlord, disclosed or undisclosed, shall be subject to levy, execution or the enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant’s use or occupancy of the Leased Premises.  No personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforceable against Landlord, its partners or its principals, or their respective heirs, legal representatives, successors and assigns on account of this Lease or any covenant, undertaking, or agreement of Landlord contained herein.  If any provision of this Lease either expressed or implied obligates Landlord not to unreasonably withhold its consent or approval, an action for declaratory judgment or specific performance shall be Tenant’s sole right and remedy in any dispute as to whether Landlord has breached such obligation.

h.                                      No Warranties Implied.  TENANT AND LANDLORD EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER KIND ARISING OUT OF THIS LEASE, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.

i.                                          Binding Effect.  This Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.  This provision shall not be deemed to grant Tenant any right to assign this Lease or sublet the Leased Premises or any part thereof other than as provided in Section 14 hereof.

j.                                          Entire Agreement; Amendment.  It is understood and agreed by and between the parties hereto that this Lease contains the final and entire agreement between said parties, and that they shall not be bound by any terms, statements, condition or representations, oral or written, express or implied, not herein contained.  This Lease may not be modified orally or in any manner other than by written agreement signed by the parties hereto.

k.                                       Partial Invalidity.  Every agreement contained in this Lease is, and shall be construed as a separate and independent agreement.  If any term of this Lease of the application thereof to any person or circumstances shall be invalid and unenforceable, the remaining provisions of this Lease, the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected.

l.                                          Force Majeure.  Whenever a period of time is herein prescribed for action to be taken by the parties hereto, either party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other cause of any kind whatsoever which is beyond the reasonable control of the parties.

m.                                    Agreement Not Effective Until Executed by Landlord.  The submission of this Lease to Tenant shall not be construed as an offer nor shall Tenant have any rights with respect thereto unless Landlord executes a copy of this Lease and delivers same to Tenant.

n.                                      Tenant to Cooperate with Lenders, et al.  If, in connection with obtaining financing for the Premises  (including syndications or sale/leasebacks), any lender or ground lessor shall request modifications to this Lease as a condition for such financing, Tenant will not unreasonably withhold, delay, or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or adversely affect either the leasehold interest hereby created or Tenant’s use and enjoyment of the Leased Premises.

o.                                      Enforcement Expense.  Tenant and Landlord agree that all costs, including reasonable attorney’s fees, of any legal action or suit in law or equity arising out of the mutual covenants, promises and agreements of this Lease, shall be paid by the unsuccessful party to such legal action, both prior to and on appeal.

p.                                      Counterparts.  This Agreement may be signed in counterparts, and when each required signatory hereunder shall have signed an original copy of this Agreement and delivered same to the other party, all such signatures shall be taken collectively as though each party hereto had executed in full a single document, and same shall be binding and of full force and effect.

q.                                      Titles and Paragraph Headings.  The titles and paragraph headings used herein are for purposes of convenience only and are not to be considered substantive in matters of construction.

r.                                         Business Days.  If the final day of any period or any date of performance under this Lease falls on a Saturday, Sunday or legal holiday, then the final day of the period or the date of performance shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

25.           BROKERS Tenant represents and warrants that it has not entered into any agreement with, or otherwise had any dealings with, any broker or agent in connection with the negotiation or execution of this Lease which could form the basis of any claim by any such broker or agent for a brokerage fee or commission, finder’s fee, or any other compensation of any kind or nature in connection herewith, and Tenant shall indemnify, defend and hold Landlord harmless from and against any costs (including, but not limited to, court costs and attorneys’ fees), expenses, or liability for commissions or other compensation claimed by any broker or agent other than those listed above in this Section with respect to this Lease which arises out of any agreement or dealings, or alleged agreement or dealings, between Tenant and any such agent or broker.

26.                                 NOTICES AND DEMANDS.  All notices required or permitted hereunder shall be deemed to have been given if mailed in any United States Post Office by certified or registered mail, postage prepaid, return receipt requested, or by express commercial courier, addressed to Landlord or Tenant respectively at the following addresses or to such other addresses as the parties hereto may designate to the other in writing from time to time:

LANDLORD	TENANT
PARADIGM HOLDINGS, LLC	ATLANTIC COMMUNITY BANK
Attn: Brian Rose, Jr.	Attn: Robert P. Trask
P.O. Box 2045	P.O. Box 3077
Bluffton, SC 29910	Bluffton, SC 29910

With Copy to:	With Copy to:
Charles H. Wiseman, Esq.	Mark S. Simpson, Esq.
P.O. Drawer 6868	P.O. Drawer 7049
Hilton Head Island, SC 29938	Hilton Head Island, SC 29938

27.                                 QUIET ENJOYMENT.  Quiet Enjoyment of Leased Premises.  Landlord covenants and agrees that upon Tenant paying the Rent and any other charges due and payable and observing and performing all the terms, covenants and conditions, on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the Leased Premises hereby demised, subject, nevertheless, to the terms and conditions of this Lease and to any mortgages hereinbefore mentioned.

28.                                 WAIVER OF TRIAL BY JURY.  LANDLORD AND TENANT EACH AGREE TO AND THEY HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE LEASED PREMISES AND/OR ANY CLAIM OR INJURY OR DAMAGE, AND ANY STATUTORY REMEDY.

29.                                 GOVERNING LAW This Lease shall be construed and governed by the laws of the State of South Carolina.  Should any provision of this Lease and/or its conditions be illegal or not enforceable under the laws of said state, it or they shall be considered severable, and the Lease and its conditions shall remain in force and be binding upon the parties hereto as though the said provision had never been included.

IN WITNESS WHEREOF, Landlord has hereunto set its hand and seal, or has caused its name to be hereunto subscribed and Tenant has hereunto set its hand and seal, or has caused its corporate name to be hereunto subscribed and its corporate seal to be hereunto affixed and attested by its duly authorized officers, as the case may be, as of the day and year first above written.

WITNESS:	LANDLORD:
PARADIGM HOLDINGS, LLC

/s/ X	/s/ Brian Rose, Jr.
By: Brian Rose, Jr.
Its: Manager
/s/ X

WITNESS:	TENANT:
ATLANTIC COMMUNITY BANK

/s/ X	/s/ Robert P. Trask
By: Robert P. Trask
Its: President and Chief Executive Officer
/s/ X

Exhibit “A”

Floor Plan of Leased Premise/Tenant Build Out Improvements

Exhibit “B”

Schedule of Rents